UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

                        Date of Report: February 22, 2005

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                                    a21, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                         (State or other jurisdiction of
                         incorporation or organization)

             333-68213                                    74-2896910
      (Commission File Number)              (I.R.S. Employer Identification No.)

7660 Centurion Parkway, Jacksonville, Florida               32256
    (Address of Principal                                 (Zip Code)
     Executive Offices)

Registrant's telephone number, including areas code:  (904) 565-0066

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into Material Definitive Agreement

      On February 22, 2005, a21, Inc., a Texas corporation ("a21"), consummated a $2.25 million financing (the "Financing") in the form of two-year interest only senior (non-convertible) secured notes and retired $1.25 million of its two-year convertible subordinated notes issued in conjunction with a21's acquisition of its SuperStock subsidiary in February 2004. A summary of the terms of the Financing were set forth in a letter agreement, dated as of February 22, 2005 (the "Letter Agreement"). A copy of the Letter Agreement is filed herewith as Exhibit 10.17. The investors in the Financing were existing investors of a21 and were also holders of the Subordinated Notes (as defined below).

      In the Financing, SuperStock issued new 12% senior secured notes due in February 2007 in the principal amount of $2.25 million (the "Senior Notes") and retired all of its outstanding 13% convertible subordinated notes due February 28, 2006 (the "Subordinated Notes") one year early. Five year warrants to purchase 937,500 shares of a21 common stock originally issued to the holders of the Subordinated Notes were amended and restated whereby, inclusive of the right to purchase an additional 125,000 shares, the holders of the Senior Notes participating in the Financing received two year warrants to purchase an aggregate of 500,000 shares of a21 common stock at $0.225 per shares and an aggregate of 562,500 shares of a21 common stock at $0.45 per share (together, the "Warrants"). The Senior Notes are interest only and may be prepaid without penalty at any time. They also have a provision which adds 4% per year to their principal balance, due at maturity. Each of the Senior Notes and the Warrants are dated as of February 22, 2005.

      In connection with the issuance of the Senior Notes, SuperStock entered into a security agreement, dated as of February 22, 2005 (the "Security Agreement"), pursuant to which it granted a first priority security interest in the Collateral (as defined therein).

      A copy of the Security Agreement is filed herewith as Exhibit 10.18. A form of the Senior Notes and a form of the Warrants are filed herewith as Exhibits 10.19 and 10.20, respectively. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.02. Termination of a Material Definitive Agreement

      In connection with the Financing, SuperStock repaid in their entirety $1.25 million of the Subordinated Notes as of February 22, 2005. The Subordinated Notes were convertible at a minimum conversion price of $.90 per share and a maximum conversion price of $2.00 per share, or into between 625,000 and 1,388,889 shares of a21 common stock. In connection with repaying the Subordinated Notes, SuperStock also terminated the Exchange Agreements which it had entered into with the holders of the Subordinated Notes and which set forth the terms pursuant to which the Subordinated Notes could have been converted into shares of a21 common stock.


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Item 9.01. Financial Statements and Exhibits

      (c)   Exhibits

      10.17 Form of Letter Agreement, dated as of February 22, 2005.

      10.18 Security Agreement, dated as of February 22, 2005.

      10.19 Form of Senior Note.

      10.20 Form of Warrant.

      99.1  Press release dated February 24, 2005.


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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       a21, Inc.

                                       By: /s/ Thomas V. Butta
                                          --------------------------------------
                                          Thomas V. Butta
                                          President

Dated: February 28, 2005


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